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                  EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS
                  --------------------------------------------

We consent to the incorporation by reference in Registration Statement No. 33-68196 on Form S-8 dated September 1, 1993 of our report on the consolidated financial statements and report as to schedules included in the Annual Report on Form 10-K of Hickok Incorporated for the year ended September 30, 1996

MEADEN & MOORE, Ltd.
Certified Public Accountants

December 19, 1996
Cleveland, Ohio